Exhibit 99

NIC Posts Net Loss of Two Cents Per Share in First Quarter 2005 Due to Higher Expected Costs to Complete the California Secretary of State Project;
     Record Portal Revenues Driven by 16 Percent Same State Growth

    OLATHE, Kan.--(BUSINESS WIRE)--May 3, 2005--NIC Inc. (Nasdaq:EGOV) today reported a net loss of $0.9 million and a loss per share of two cents on revenues of $14.7 million for the three months ended March 31, 2005. First quarter 2005 results include a pretax charge of $5.0 million to reflect expected changes in NIC's software and services engagement with the California Secretary of State. In the prior year quarter, the Company posted net income of $1.6 million and earnings per share of three cents on revenues of $14.4 million.
    In late March, NIC assumed a significant portion of project responsibilities for the California Secretary of State software development project that were previously performed by a subcontractor. Following the completion of an internal assessment, NIC decided last week to extend the anticipated delivery timeline into late 2006. The Company also increased the project cost estimate to ensure the highest quality of performance that is consistent with the provisions of the contract.
    "We have taken this reserve so we can fulfill our obligations under the California Secretary of State contract and focus our efforts on more profitable eGovernment portal opportunities," said Jeff Fraser, NIC's Chairman and Chief Executive Officer.
    "We respond to changes in our business as they occur, and delaying our earnings announcement last week provided the time needed to report this item properly in our financial statements," continued Fraser.

    Core Portal Business Continues Strong Growth

    In the first quarter, NIC's core eGovernment portal business continued to deliver healthy results. First quarter portal revenues were a record $13.7 million, a 12 percent increase over the prior year quarter. On a same state basis, portal revenues grew 16 percent in the first quarter. NIC's online income tax filings, criminal background checks, and hunting and fishing licenses performed well in the first quarter, helping same state revenues from non-driver record exchange (non-DMV) services to rise 39 percent. During the same period, same state DMV revenues grew 10 percent over first quarter 2004.
    "Portal revenues were $1.4 million higher than any quarter in NIC's history, which clearly shows the strength of our self-funded business model," said Harry Herington, NIC's Chief Operating Officer.
    NIC's portals launched a record 95 new non-DMV revenue-generating services and 150 additional applications are in the development pipeline. "Within the core portal business, our focus has not changed," continued Herington. "We continue to diversify our portal revenues by launching new services that add value to our government partners and the businesses and citizens they serve."

    First Quarter Business Development Highlights

    During the first quarter, South Carolina (www.MySCgov.com) signed a new self-funded portal management agreement with NIC for a contract term of up to five years. The Company now manages official government Web portals for 17 states.
    Kentucky (http://kentucky.gov) also signed a two-year extension for portal management services.
    "We thank our partners in South Carolina and Kentucky for their vote of confidence," concluded Fraser. "Our self-funded model has been successful in every economic climate and continues to offer unparalleled value to governments."

    Additional Financial Metrics

    Selling and administrative expenses for the quarter were up just $50,000 over the same period last year and represented 22 percent of revenue in both quarters.
    NIC ended the first quarter with $39.9 million in cash and investments, up $6.2 million from December 31, 2004.

    Second Quarter and Full-Year 2005 Outlook

    For second quarter 2005, NIC expects total revenues of $14.3 - $14.6 million, portal revenues of $13.6 - $13.8 million, and software and services revenues of $0.7 - $0.8 million. The Company also anticipates operating income between $3.3 - $3.5 million and net income of $2.0 - $2.1 million.
    For full-year 2005, NIC's projections have been updated to reflect a partial year of revenues from the South Carolina contract and the delay in stock option expensing until 2006. NIC now expects total revenues of $57.4 - $59.0 million, portal revenues of $54.4 - $55.7 million, and software and services revenues of $3.0 - $3.3 million. The Company expects operating income between $9.3 - $9.8 million and net income of $5.6 - $5.9 million.
    "NIC's projections do not include any new or unsigned contracts and also reflect our exit from the standalone local portal business, which generated $1.0 million of low-margin revenue last year," said Eric Bur, NIC's Chief Financial Officer. "In line with our performance in first quarter, 97 percent of portal revenues should be transactional in 2005 as we swap the occasional portal software development project for recurring revenue opportunities."

    First Quarter Earnings Webcast Details

    Webcast Information
    Tuesday, May 3, 2005
    9:00 a.m. (EDT)
    Call leaders: Jeff Fraser, Chief Executive Officer
                  Harry Herington, Chief Operating Officer
                  Eric Bur, Chief Financial Officer

    To sign in and listen: The Webcast system is available at www.nicusa.com/investor.
    Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 5:00 p.m.
(EDT) on August 2, 2005, by visiting www.nicusa.com/investor.
    An audio replay of the call will be available until 11:00 p.m.
(EDT) on May 9 by dialing 800-405-2236 and using passcode 11029982.

    About NIC

    NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,000 state and local agencies that serve more than 55 million people in the United States. Additional company information is available at www.nicusa.com.

    The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2004 Annual Report on Form 10-K/A filed on March 16, 2005, with the Securities and Exchange Commission.


                               NIC Inc.
                          FINANCIAL SUMMARY
                             (UNAUDITED)
                Thousands except for per share amounts

                                                    Three months ended
                                                        March 31,
                                                     2005      2004
                                                   --------- ---------
Revenues:
  Portal revenues                                 $  13,661 $  12,231
  Software and services revenues                      1,047     2,188
                                                   --------- ---------
     Total revenues                                  14,708    14,419
                                                   --------- ---------

Cost of revenues:
  Cost of portal revenues, exclusive of
    depreciation & amortization                       6,715     5,853
  Cost of software & services revenues,
    exclusive of depreciation & amortization          5,805     2,080
  Selling & administrative                            3,282     3,232
  Depreciation & amortization                           352       388
                                                   --------- ---------
   Total operating expenses                          16,154    11,553
                                                   --------- ---------
Operating income (loss)                              (1,446)    2,866
                                                   --------- ---------
Other income (expense):
  Interest income                                        81        21
  Interest expense                                        -        (5)
  Equity in net loss of affiliates                        -       (69)
  Other income (expense), net                            (3)        -
                                                   --------- ---------

  Total other income (expense)                           78       (53)
                                                   --------- ---------

Income (loss) before income taxes                    (1,368)    2,813
Income tax provision (benefit)                         (471)    1,211
                                                   --------- ---------

Net income (loss)                                 $    (897)$   1,602
                                                   --------- ---------

Basic earnings (loss) per share:                  $   (0.02)$    0.03
                                                   --------- ---------

Diluted earnings (loss) per share:                $   (0.02)$    0.03
                                                   --------- ---------

Weighted average shares outstanding:
  Basic                                              59,402    58,744
                                                   --------- ---------
  Diluted                                            59,402    61,016
                                                   --------- ---------

Key Financial Metrics:

Revenue growth - outsourced portals                      12%     25%
Same state revenue growth - outsourced portals           16%     21%
Revenue growth - software & services                    (52%)   (20%)
Gross profit percentage - outsourced portals             51%     52%
Gross profit percentage - software & services          (454%)     5%
Selling & administrative costs as a
  percentage of revenue                                  22%     22%
Operating income margin percentage                      (10%)    20%

Portal Revenue Analysis (thousands)
DMV transaction-based                               $ 8,650 $ 7,879
Non-DMV transaction-based                             4,371   3,343
Portal management                                        48     102
Software development                                    592     907
                                                   --------- ---------
 Total                                              $ 13,661 $ 12,231
                                                   --------- ---------


                               NIC Inc.
                     CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)
                  Thousands except for share amounts

                                           March 31,      December 31,
                                             2005             2004
                                          -----------      -----------
                                ASSETS

Current assets:
  Cash and cash equivalents              $    32,921      $    30,769
  Cash and cash equivalents -
   restricted                                  3,000            3,000
  Marketable securities                        4,000                -
  Trade accounts receivable                   20,448           17,610
  Unbilled revenues                            3,161            3,400
  Deferred income taxes                        2,499              433
  Prepaid expenses & other current
   assets                                      1,117            1,312
                                          -----------      -----------
   Total current assets                       67,146           56,524

Property and equipment, net                    2,386            2,603
Unbilled revenues                              2,404            2,404
Deferred income taxes                         30,099           31,274
Other assets                                     272              266
                                          -----------      -----------
    Total assets                         $   102,307      $    93,071
                                          -----------      -----------

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                       $    19,462      $    14,394
  Accrued expenses                             5,272            6,266
  Application development contracts            4,951                -
  Other current liabilities                      128              151
                                          -----------      -----------
    Total current liabilities                 29,813           20,811
                                          -----------      -----------

Commitments and contingencies                      -                -

Shareholders' equity:
  Common stock, no par, 200,000,000
   shares authorized 59,640,534 and
   59,301,375 shares issued and
   outstanding                                     -                -
  Additional paid-in capital                 202,031          200,921
  Accumulated deficit                       (129,353)        (128,456)
                                          -----------      -----------
                                              72,678           72,465
  Less treasury stock                           (184)            (205)
                                          -----------      -----------
    Total shareholders' equity                72,494           72,260
                                          -----------      -----------

    Total liabilities and shareholders'
     equity                              $   102,307      $    93,071
                                          -----------      -----------


                                     NIC Inc.
                                CASH FLOW SUMMARY
                                   (UNAUDITED)
                                    Thousands
                                                       Three months
                                                          ended
                                                         March 31,
                                                       2005     2004
                                                      -------  -------
Cash flows from operating activities:
  Net income (loss)                                  $  (897) $ 1,602
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
        Depreciation & amortization                      352      388
        Application development contracts              4,951        2
        Deferred income taxes                           (271)   1,246
        Deferred income tax benefit relating to
         stock options                                  (310)     (98)
        Equity in net loss of affiliates                   -       69

  Changes in operating assets and liabilities
        (Increase) in trade accounts receivable       (2,838)  (2,486)
        (Increase) decrease in unbilled revenues         239   (1,518)
        Decrease in prepaid expenses & other current
         assets                                          281      363
        (Increase) decrease in other assets               (6)       2
        Increase in accounts payable                   5,068      863
        Increase (decrease) in accrued expenses         (994)   1,526
        Increase (decrease) in other current
         liabilities                                     (23)      28
                                                      -------  -------

  Net cash provided by operating activities            5,552    1,987
                                                      -------  -------

Cash flows from investing activities:
  Purchases of property and equipment                   (134)    (626)
  Purchases of marketable securities                  (7,000)       -
  Maturities of marketable securities                  3,000        -
                                                      ------- --------

  Net cash used in investing activities               (4,134)    (626)
                                                      -------  -------

Cash flows from financing activities:
  Cash and cash equivalents - restricted                   -       38
  Payments on note payable                                 -      (38)
  Proceeds from employee common stock purchases          122      117
  Proceeds from exercise of employee stock options       612      142
                                                      -------  -------

  Net cash provided by financing activities              734      259
                                                      -------  -------

Net increase in cash and cash equivalents              2,152    1,620
Cash and cash equivalents, beginning of period        30,769   13,540
                                                      -------  -------
Cash and cash equivalents, end of period             $32,921  $15,160
                                                      -------  -------

    CONTACT: NIC Inc.
             Chris Neff, 435-645-8898
             cneff@nicusa.com